Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-269296

Pricing Supplement No. 11,189 dated August 31, 2023

(To WFS Product Supplement No. 3 dated February 24, 2023,

Underlier Supplement No. 36 dated August 28, 2023,

Prospectus Supplement dated February 13, 2023

and Prospectus dated February 13, 2023)

GS Finance Corp. Medium-Term Notes, Series F guaranteed by The Goldman Sachs Group, Inc. Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

■ Linked to the lowest performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® (each referred to as an “underlier”)

■ Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing level of the lowest performing underlier on the relevant calculation day. The lowest performing underlier on any calculation day is the underlier that has the lowest closing level on that calculation day as a percentage of its starting level

■ Contingent Coupon.  The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing underlier on the calculation day for that quarter is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing underlier on a calculation day is less than its coupon threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing underlier is less than its coupon threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each underlier is equal to 75% of its starting level. The contingent coupon for each $1,000 face amount of your securities is equal to $20.00 (equivalent to a contingent coupon rate of 8.00% per annum)

■ Automatic Call.  If the closing level of the lowest performing underlier on any of the quarterly calculation days from February 2024 to May 2026, inclusive, is greater than or equal to its starting level, the securities will be automatically called for the face amount plus a final contingent coupon payment

■ Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing level of the lowest performing underlier on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing underlier on the final calculation day is less than its downside threshold level, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold level for each underlier is equal to 70% of its starting level

■ If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing underlier from its starting level if its closing level on the final calculation day is less than its downside threshold level, but you will not participate in any appreciation of any underlier and will not receive any dividends on securities included in any underlier

■ Your return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each calculation day. You will not benefit in any way from the performance of the better performing underliers. Therefore, you will be adversely affected if any underlier performs poorly, even if the other underliers perform favorably

■ All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in any underlier for payment; if GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor, default on their obligations, you could lose some or all of your investment

■ No exchange listing; designed to be held to maturity

The estimated value of your securities at the time the terms of your securities are set on the pricing date is equal to approximately $977 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC (“GS&Co.”) would initially buy or sell your securities, if it makes a market in the securities, see page PS-10.

The securities have more complex features than conventional debt securities and involve risks not associated with conventional debt securities. You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-10.

	Original Offering Price	Underwriting Discount(1)(2)	Proceeds to Issuer(1)
Per Security	$1,000.00	$23.25	$976.75
Total	$4,661,000	$108,368.25	$4,552,631.75

(1) See “Supplemental Plan of Distribution; Conflicts of Interest” on page PS-29.

(2) In addition to the 2.325%, GS&Co. may pay to selected securities dealers a fee of up to 0.15% of the face amount in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Terms of the Securities

Company (Issuer):	GS Finance Corp.
Guarantor:	The Goldman Sachs Group, Inc.
Market Measures:

The S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® (each referred to as an “underlier,” and collectively as the “underliers”). The underliers are not multiple exchange indices for purposes of the accompanying product supplement.

Pricing Date:	August 31, 2023.
Original Issue Date:	September 6, 2023.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Principal Amount:

Subject to redemption by the company as provided under “— Automatic Call” below, on the stated maturity date, in addition to the final contingent coupon payment, if any, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the maturity payment amount.

Contingent Coupon Payment:

Subject to the automatic call, on each contingent coupon payment date, for each $1,000 of the outstanding face amount, you will receive a contingent coupon payment equal to $20.00 (equivalent to a contingent coupon rate of 8.00% per annum) if, and only if, the closing level of the lowest performing underlier on the related calculation day is greater than or equal to its coupon threshold level.

The contingent coupon payment (if any) on any contingent coupon payment date will be paid to the person in whose name this security is registered as of the close of business on the regular record date for such contingent coupon payment date. If the contingent coupon payment is due at maturity but on a day that is not a contingent coupon payment date, the contingent coupon payment will be paid to the person entitled to receive the principal of this security.

If the closing level of the lowest performing underlier on any calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlier is less than its coupon threshold level on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Automatic Call:

If the closing level of the lowest performing underlier on any of the calculation days from February 2024 to May 2026, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the February 2024 calculation day.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:

Quarterly, on the 24th day of each February, May, August and November, commencing November 2023 and ending May 2026, and the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to August 24, 2026 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Stated Maturity Date:	August 27, 2026, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

• if the ending level of the lowest performing underlier on the final calculation day is greater than or equal to its downside threshold level: $1,000; or

• if the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing underlier on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, you will lose more than 30%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any underlier, but you will have full downside exposure to the lowest performing underlier on the final calculation day if the ending level of that underlier is less than its downside threshold level.

Lowest Performing Underlier:	For any calculation day, the “lowest performing underlier” will be the underlier with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an underlier on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).
Closing Level:

With respect to each underlier, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:

With respect to the S&P 500® Index: 4,507.66, its closing level on the pricing date.

With respect to the Dow Jones Industrial Average®: 34,721.91, its closing level on the pricing date.

With respect to the Nasdaq-100 Index®: 15,501.07, its closing level on the pricing date.

Ending Level:	The “ending level” of an underlier will be its closing level on the final calculation day.
Coupon Threshold Level:	With respect to an underlier, 75% of its starting level.
Downside Threshold Level:	With respect to an underlier, 70% of its starting level.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Regular Record Dates:	The scheduled business day immediately preceding the day on which payment is to be made (as such payment date may be adjusted)
Business Day:

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close. A day is a scheduled business day if, as of the pricing date, such day is scheduled to be a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Calculation Agent:	Goldman Sachs & Co. LLC (“GS&Co.”)
Material Tax Consequences:

For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Considerations.”

Denominations:	$1,000 and any integral multiple of $1,000.
Overdue Principal Rate and Overdue Coupon Rate:	The effective Federal Funds rate
Defeasance:	Not applicable
CUSIP:	40057TZ80

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with WFS product supplement no. 3 dated February 24, 2023, the underlier supplement no. 36 dated August 28, 2023, the prospectus supplement dated February 13, 2023 and the prospectus dated February 13, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to GS Finance Corp. and not to any of its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• WFS Product Supplement No. 3 dated February 24, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000156459023002399/gs-424b2.htm

• Underlier Supplement No. 36 dated August 28, 2023:
https://www.sec.gov/Archives/edgar/data/1419828/000095017023044789/underlier_supplement_no.htm

• Prospectus Supplement dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036241/d407224d424b2.htm

• Prospectus dated February 13, 2023:

https://www.sec.gov/Archives/edgar/data/886982/000119312523036147/d457531d424b2.htm

Please note that, for purposes of this pricing supplement, references in the accompanying underlier supplement to “trade date” shall be deemed to refer to “pricing date”.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021. References herein to “calculation day” or “final calculation day” shall be deemed to refer to “determination date” in such master note no. 3, dated March 22, 2021.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Wells Fargo Advisors (“WFA”) is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

Estimated Value of the Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $977 per $1,000 face amount, which is less than the original offering price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $18 per $1,000 face amount).

Prior to November 30, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through November 29, 2023). On and after November 30, 2023, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪
seek an investment with contingent coupon payments of $20.00 per security (equivalent to a contingent coupon rate of 8.00% per annum) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing underlier on the applicable calculation day is greater than or equal to its coupon threshold level;
▪
understand that if the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, they will be fully exposed to the decline in the lowest performing underlier from its starting level and could lose all or a substantial portion of their investment in the securities;
▪
are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
▪
understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be reduced;
▪
understand that the return on the securities will depend solely on the performance of the underlier that is the lowest performing underlier on each calculation day and that they will not benefit in any way from the performance of the better performing underliers;
▪
understand that the securities are riskier than alternative investments linked to only one of the underliers or linked to a basket composed of each underlier;
▪
understand and are willing to accept the full downside risks of each underlier;
▪
are willing to forgo participation in any appreciation of any underlier and dividends on securities included in the underliers; and
▪
are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪
seek a liquid investment or are unable or unwilling to hold the securities to maturity;
▪
require full payment of the face amount of the securities at stated maturity;
▪
seek a security with a fixed term;
▪
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
▪
are unwilling to accept the risk that the closing level of the lowest performing underlier on the final calculation day may be less than its downside threshold level;
▪
seek certainty of current income over the term of the securities;
▪
seek exposure to the upside performance of any or each underlier;
▪
seek exposure to a basket composed of each underlier or a similar investment in which the overall return is based on a blend of the performances of the underliers, rather than solely on the lowest performing underlier;
▪
are unwilling to accept the risk of exposure to the underliers;
▪
are unwilling to accept the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc.; or
▪
prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement, under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the underliers, please see the sections titled “The S&P 500® Index,” “The Dow Jones Industrial Average®” and “The Nasdaq-100 Index®” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Determining Payment On a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlier on the related calculation day.

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day. The lowest performing underlier on any calculation day is the underlier with the lowest performance factor on that calculation day. The performance factor of an underlier on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing underlier on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day. The lowest performing underlier on the final calculation day is the underlier with the lowest performance factor on the final calculation day. The performance factor of an underlier on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing underlier, as follows:

Is the ending price of the underlying stock that is the lowest performing underlying stock on the final calculation day greater than or equal to its downside threshold price? You will receive per security: $1,000 You will receive per security: $1,000 x the performance factor of the lowest performing underlying stock on the final calculation day In this case, you will lose more than 30%, and possibly all, of the face amount per security Yes N

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing underlier on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing underlier on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing underliers is not relevant to your return on the securities.

Security Return at Maturity
100%
50%
0%
-50%
-100%
-100%
-50%
-30%
0%
50%
100%
Return of Lowest Performing Underlier at Maturity
Hypothetical Security Return
Hypothetical return of lowest performing underlier
30% contingent downside protection

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Selected Risk Considerations

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Securities” in the accompanying underlier supplement no. 36 and under “Risk Factors” in the accompanying WFS product supplement no. 3. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement, the accompanying underlier supplement no. 36 and the accompanying WFS product supplement no. 3. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your securities are linked, the stocks comprising such underlier. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Offering Price Of Your Securities.

The original offering price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original offering price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co., WFS or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. and WFS are not obligated to make a market in the securities. See “Risk Factors — Your Securities May Not Have an Active Trading Market” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor.

Although the contingent coupons (if any) and return on the securities will be based on the performance of each underlier, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

You May Lose Your Entire Investment in the Securities.

You can lose your entire investment in the securities. Assuming your securities are not automatically called, the maturity payment amount on your securities, if any, on the stated maturity date will be based on the performance of the lowest performing of the underliers as measured from their starting levels to their closing levels on the final calculation day. If the ending level of any underlier is less than its downside threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlier from its starting level, and you will lose 1% of the face amount of your securities for every 1% that the ending level of the lowest performing underlier on the final valuation date is less than its starting level. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call settlement date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Change in the Level of the Lowest Performing Underlier.

If your securities are not automatically called and the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, you will receive less than the face amount of your securities and you could lose all or a substantial portion of your investment in the securities. This means that while a decrease in the ending level of the lowest performing underlier on the final calculation day to its downside threshold level will not result in a loss of principal on the securities, a decrease in the ending level of the lowest performing underlier on the final calculation day to less than its downside threshold level will result in a loss of a significant portion of the face amount of the securities despite only a small change in the level of the lowest performing underlier.

You May Not Receive a Contingent Coupon on Any Contingent Coupon Payment Date.

If the closing level of any underlier on the related calculation day is less than its coupon threshold level, you will not receive a coupon payment on the applicable contingent coupon payment date. If this occurs on every calculation day, the overall return you earn on your securities will be zero or less and such return will be less than you would have earned by investing in a security that bears interest at the prevailing market rate.

You will only receive a contingent coupon on a contingent coupon payment date if the closing level of each underlier on the related calculation day is greater than or equal to its coupon threshold level. You should be aware that, with respect to any prior calculation days that did not result in the payment of a contingent coupon, you will not be compensated for any opportunity cost implied by inflation and other factors relating to the time value of money. Further, there is no guarantee that you will receive any contingent coupon payment with respect to the securities at any time and you may lose your entire investment in the securities.

Because the Securities Are Linked to the Performance of the Lowest Performing Underlier, You Have a Greater Risk of Receiving No Contingent Coupons and Sustaining a Significant Loss on Your Investment Than If the Securities Were Linked to Just One Underlier.

The risk that you will not receive any contingent coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With multiple underliers, it is more likely that at least one underlier will close below its coupon threshold level on any calculation day, or below its downside threshold level on the final calculation day, than if the securities were linked to only one underlier. Therefore, it is more likely that you will not receive any contingent coupons and that you will suffer a significant loss on your investment.

Movements in the values of the underliers may be correlated or uncorrelated at different times during the term of the securities and, if there is correlation, such correlation may be positive (the underliers move in the same direction) or negative (the underliers move in reverse directions). You should not take the historical correlation (or lack thereof) of the underliers as an indication of the future correlation, if any, of the underliers. Such correlation could have an adverse effect on your return on the securities. For example, if the underliers are negatively correlated on a calculation day or the final calculation day, as applicable, and the level of one underlier increases, it is likely that the other underlier will decrease and such decrease could cause one or both of the underliers to close below its coupon threshold on a calculation day or below its downside threshold level on the final calculation day. In addition, although the correlation of the underliers’ performance may change over the term of the securities, the contingent coupon is determined, in part, based on the correlation of the underliers' performance at the time when the terms of the securities are finalized. As discussed below in

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

“A Higher Contingent Coupon, a Lower Coupon Threshold Level and/or a Lower Downside Threshold Level May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Levels of the Underliers and, Potentially, a Significant Loss at Maturity”, higher contingent coupons indicate a greater potential for missed contingent coupons and for a loss on your investment at maturity, which are risks generally associated with underliers that have lower correlation. In addition, other factors and inputs other than correlation may impact how the terms of the securities are set and the performance of the securities.

A Higher Contingent Coupon, a Lower Coupon Threshold Level and/or a Lower Downside Threshold Level May Reflect Greater Expected Volatility of the Underliers, and Greater Expected Volatility Generally Indicates An Increased Risk of Declines in the Levels of the Underliers and, Potentially, a Significant Loss at Maturity.

The economic terms for the securities, including the contingent coupon, the coupon threshold level and the downside threshold level, are based, in part, on the expected volatility of each underlier at the time the terms of the securities are set. “Volatility” refers to the frequency and magnitude of changes in the levels of the underliers.

Higher expected volatility with respect to each underlier as of the pricing date generally indicates a greater expectation as of that date that (i) the ending level of the lowest performing underlier on the final calculation day could ultimately be less than its downside threshold level on the final calculation day, which would result in a loss of a significant portion or all of your investment in the securities, or (ii) the closing level of the underlier on any calculation day will be less than its coupon threshold level, which would result in the nonpayment of the contingent coupon. At the time the terms of the securities are set, higher expected volatility will generally be reflected in a higher contingent coupon, a lower coupon threshold level and/or a lower downside threshold level, as compared to otherwise comparable securities issued by the same issuer with the same maturity (taking into account any ability of the issuer to redeem the securities prior to maturity) but with one or more different underliers. However, there is no guarantee that the higher contingent coupon, lower coupon threshold level or lower downside threshold level set for your securities on the pricing date will adequately compensate you, from a risk-potential reward perspective, for the greater risk of receiving no contingent coupon on any contingent coupon payment date or of losing some or all of your investment in the securities.

A relatively higher contingent coupon (as compared to otherwise comparable securities), which would increase the positive return if the closing level of each underlier is greater than or equal to its coupon threshold level on a calculation day, or a relatively lower coupon threshold level, which would increase the amount that an underlier could decrease on a calculation day before the securities become ineligible for a particular coupon payment, may generally indicate an increased risk that the level of each underlier will decrease substantially, which would result in the nonpayment of the contingent coupon on some or all of the contingent coupon payment dates.

Similarly, a relatively lower downside threshold level (as compared to otherwise comparable securities), which would increase the buffer against the loss of principal, may generally indicate an increased risk that the level of each underlier will decrease substantially. This would result in a significant loss at maturity if the ending level of at least one underlier is less than its downside threshold level. Further, a relatively lower downside threshold level may not indicate that the securities have a greater likelihood of a return of principal at maturity based on the performance of each underlier.

You should not take the historical volatility of any underlier as an indication of its future volatility. You should be willing to accept the downside market risk of each underlier and the potential to not receive some contingent coupons and to lose a significant portion or all of your investment in the securities.

The Maturity Payment Amount Will Be Based Solely on the Lowest Performing Underlier.

If the securities are not automatically called, the maturity payment amount will be based on the lowest performing underlier without regard to the performances of the other underliers. As a result, you could lose all or some of your initial investment if the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, even if there is an increase in the levels of the other underliers. This could be the case even if the other underliers increased by an amount greater than the decrease in the lowest performing underlier.

Your Securities Are Subject to Automatic Redemption.

We will automatically call and redeem all, but not part, of your securities on a call settlement date if, as measured on any calculation day, the closing level of each underlier is greater than or equal to its starting level. Therefore, the term for your securities may be reduced. You will not receive any additional contingent coupon payments after the securities are automatically called and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. For the avoidance of doubt, if your securities are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Contingent Coupon Does Not Reflect the Actual Performance of the Underliers from the Pricing Date to Any Calculation Day or from Calculation Day to Calculation Day.

The contingent coupon for each contingent coupon payment date is different from, and may be less than, a coupon determined based on the percentage difference of the closing levels of the underliers between the pricing date and any calculation day or between two calculation days. Accordingly, the contingent coupons, if any, on the securities may be less than the return you could earn on another

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

instrument linked to the underliers that pays coupons based on the performance of the underliers from the pricing date to any calculation day or from calculation day to calculation day.

The Market Value of Your Securities May Be Influenced by Many Unpredictable Factors.

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose and were able to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control and impact the value of bonds and options generally, will influence the market value of your securities, including:

●
the levels of the underliers;
●
the volatility — i.e., the frequency and magnitude of changes — in the levels of the underliers;
●
the correlation among the underliers — i.e., the extent to which the levels of the underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes;
●
the dividend rates of the underlier stocks;
●
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the levels of the underliers;
●
interest rates and yield rates in the market;
●
the time remaining until your securities mature; and
●
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors will influence the price you will receive if you sell your securities before maturity, including the price you may receive for your securities in any market-making transaction. If you sell your securities before maturity, you may receive less than the face amount of your securities or less than you would have received had you held your securities to maturity.

You cannot predict the future levels of the underliers based on their historical fluctuations. The actual levels of the underliers over the life of the securities may bear little or no relation to the historical closing levels of the underliers or to the hypothetical examples shown elsewhere in this pricing supplement.

You Have No Shareholder Rights or Rights to Receive Any Underlier Stock.

Investing in your securities will not make you a holder of any of the underlier stocks. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlier stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlier stocks or any other rights of a holder of the underlier stocks. Your securities will be paid in cash, as will any coupon payments, and you will have no right to receive delivery of any underlier stocks.

Additional Risks Related to the Nasdaq-100 Index®

As Compared to Other Index Sponsors, Nasdaq, Inc. Retains Significant Control and Discretionary Decision-Making Over the Nasdaq-100 Index®, Which May Have an Adverse Effect on the Level of the Nasdaq-100 Index® and on Your Securities.

Pursuant to the Nasdaq-100 Index® methodology, Nasdaq, Inc. retains the right, from time to time, to exercise reasonable discretion as it deems appropriate in order to ensure Nasdaq-100 Index® integrity, including, but not limited to, changes to quantitative inclusion criteria. Nasdaq, Inc. may also, due to special circumstances, apply discretionary adjustments to ensure and maintain quality of the Nasdaq-100 Index®. Although it is unclear how and to what extent this discretion could or would be exercised, it is possible that it could be exercised by Nasdaq, Inc. in a manner that materially and adversely affects the level of the Nasdaq-100 Index® and therefore your securities. Nasdaq, Inc. is not obligated to, and will not, take account of your interests in exercising the discretion described above.

An Investment in the Offered Securities Is Subject to Risks Associated with Foreign Securities.

The value of your securities is linked, in part, to an underlier that is comprised, in part, of stocks from one or more foreign securities markets. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. The United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Securities.

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the securities in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed securities). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the securities. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the securities could be materially and negatively affected, and transactions in, or holdings of, the securities may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the securities, including if you attempt to divest the securities at a time when the value of the securities has declined.

Risks Related to Tax

Certain Considerations for Insurance Companies and Employee Benefit Plans.

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the offered securities with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the offered securities could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the offered securities. This is discussed in more detail under “Employee Retirement Income Security Act” below.

The Tax Consequences of an Investment in Your Securities Are Uncertain.

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Discussion of U.S. Federal Income Tax Considerations — United States Holders — Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Considerations” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing underlier on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing underlier on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing underlier on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.99%	$699.90
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing underlier on the final calculation day. The performance of the better performing underliers is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the February 2024 calculation day. The following examples reflect the contingent coupon of $20.00 (equivalent to a contingent coupon rate of 8.00% per annum) and assume the hypothetical starting level, coupon threshold level and closing levels for each underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. The hypothetical starting level of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting level for any underlier. The actual starting level and coupon threshold level for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the underliers, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing underlier on the relevant calculation day is greater than or equal to its coupon threshold level and less than its starting level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the Nasdaq-100 Index® has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing underlier on the relevant calculation day is greater than or equal to its coupon threshold level, but less than its starting level, you would receive a contingent coupon payment of $20.00 per security on the applicable contingent coupon payment date and the securities would not be automatically called.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Example 2. The closing level of the lowest performing underlier on the relevant calculation day is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	55.00	125.00	105.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	55.00%	125.00%	105.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing underlier on the relevant calculation day is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing underliers on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlier on the relevant calculation day. The performance of the better performing underliers is not relevant to your return on the securities.

Example 3. The closing level of the lowest performing underlier on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	115.00	105.00	130.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	115.00%	105.00%	130.00%

Step 1: Determine which underlier is the lowest performing underlier on the relevant calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing underlier on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical closing level of the lowest performing underlier on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,020.00 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level and ending levels for each underlier indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level or downside threshold level. The hypothetical starting level of 100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual starting level for any underlier. The actual starting level, coupon threshold level and downside threshold level for each underlier are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the underliers, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing underlier on the final calculation day is greater than its starting level, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	145.00	135.00	125.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor (ending level divided by starting level):	145.00%	135.00%	125.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Nasdaq-100 Index® has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing underlier on the final calculation day.

Since the hypothetical ending level of the lowest performing underlier on the final calculation day is greater than its hypothetical downside threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing underlier on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing underlier on the final calculation day is greater than its coupon threshold level, you would receive a final contingent coupon payment on the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Example 2. The ending level of the lowest performing underlier on the final calculation day is less than its starting level but greater than its downside threshold level and its coupon threshold level, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	80.00	115.00	110.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor (ending level divided by starting level):	80.00%	115.00%	110.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing underlier on the final calculation day.

Since the hypothetical ending level of the lowest performing underlier is less than its hypothetical starting level, but greater than its downside threshold level, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing underlier on the final calculation day is greater than its coupon threshold level, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending level of the lowest performing underlier on the final calculation day is less than its starting level and its coupon threshold level but greater than its downside threshold level, the maturity payment amount is equal to the face amount of your securities at maturity, but you will not receive a final contingent coupon payment:

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	120.00	72.00	90.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor (ending level divided by starting level):	120.00%	72.00%	90.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing underlier on the final calculation day.

Since the hypothetical ending level of the lowest performing underlier is less than its hypothetical starting level, but greater than its downside threshold level, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending level of the lowest performing underlier is less than its coupon threshold level, you will not receive a final contingent coupon payment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Example 4. The ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	S&P 500® Index	Dow Jones Industrial Average®	Nasdaq-100 Index ®
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	120.00	45.00	90.00
Hypothetical coupon threshold level:	75.00	75.00	75.00
Hypothetical downside threshold level:	70.00	70.00	70.00
Performance factor (ending level divided by starting level):	120.00%	45.00%	90.00%

Step 1: Determine which underlier is the lowest performing underlier on the final calculation day.

In this example, the Dow Jones Industrial Average® has the lowest performance factor and is, therefore, the lowest performing underlier on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing underlier on the final calculation day.

Since the hypothetical ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing underlier on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending level of the lowest performing underlier on the final calculation day is less than its coupon threshold level, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any underlier, but will be fully exposed to a decrease in the lowest performing underlier if the ending level of the lowest performing underlier on the final calculation day is less than its downside threshold level, even if the ending levels of the other underliers have appreciated or have not declined below their respective downside threshold level.

To the extent that the starting level, coupon threshold level, downside threshold level and ending level of the lowest performing underlier differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

The S&P 500® Index

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. For more details about the S&P 500® Index, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — S&P 500® Index” on page S-107 of the accompanying underlier supplement no. 36.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or the underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2018 through August 31, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the S&P 500® Index

5000
4000
3000
2000
1000
0
Closing Level
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s securities are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates make any representation regarding the advisability of investing in such securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

The Dow Jones Industrial Average®

The Dow Jones Industrial Average® is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies selected at the discretion of an Averages Committee that selects the underlier components as the largest and leading stocks of the sectors that are representative of the U.S. equity market, excluding the transportation and utilities industries.

For more details about the Dow Jones Industrial Average®, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers — Dow Jones Industrial Average®” on page S-19 of the accompanying underlier supplement no. 36.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or the underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2018 through August 31, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Dow Jones Industrial Average®

S&P is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones®, DJIA®, The Dow® and Dow Jones Industrial Average® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). The trademarks have been licensed to S&P Dow Jones Indices LLC and its affiliates and have been sublicensed for certain purposes by GS Finance Corp. The “Dow Jones Industrial Average®” is a product of S&P Dow Jones Indices LLC and/or its affiliates, and has been licensed for use by GS Finance Corp. The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones®, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the notes or any members of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Dow Jones Industrial Average® to track general market performance.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

The Nasdaq-100 Index®

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest Nasdaq listed non-financial stocks. For more details about the Nasdaq-100 Index®, the underlier sponsor and license agreement between the underlier sponsor and the issuer, see “The Underliers ꟷ Nasdaq-100 Index®” on page S-58 of the accompanying underlier supplement no. 36.

Historical Information

The closing level of the underlier has fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlier has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of the underlier during the period shown below is not an indication that the underlier is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical levels of the underlier as an indication of the future performance of the underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlier or the underlier stocks will result in you receiving any contingent coupon payments or receiving an amount greater than the outstanding face amount of your securities on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlier. Before investing in the offered securities, you should consult publicly available information to determine the levels of the underlier between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent levels of the underlier. The actual performance of the underlier over the life of the offered securities, as well as the maturity payment amount, may bear little relation to the historical closing levels shown below.

The graph below shows the daily historical closing levels of the underlier from January 1, 2018 through August 31, 2023. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices. We obtained the closing levels of the underlier in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Nasdaq-100 Index®

Closing Level
17500
15000
12500
10000
7500
5000
2500
0
Jan-2018
Jan-2019
Jan-2020
Jan-2021
Jan-2022
Jan-2023

The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to GS Finance Corp. (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

The Corporations do not guarantee the accuracy and/or uninterrupted calculation of Nasdaq-100 Index® or any data included therein. The Corporations make no warranty, express or implied, as to results to be obtained by Licensee, owners of the product(s), or any other person or entity from the use of the Nasdaq-100 Index® or any data included therein. The Corporations make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Nasdaq-100 Index® or any data included therein. Without limiting any of the foregoing, in no event shall the Corporations have any liability for any lost profits or special, incidental, punitive, indirect, or consequential damages, even if notified of the possibility of such damages.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Supplemental Discussion of U.S. Federal Income Tax Considerations

The following section supplements, and to the extent inconsistent therewith supersedes, the discussion of U.S. federal income taxation in the accompanying prospectus.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●
a dealer in securities or currencies;
●
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●
a bank;
●
a life insurance company;
●
a tax exempt organization;
●
a partnership;
●
a regulated investment company;
●
an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●
a person that owns a security as a hedge or that is hedged against interest rate risks;
●
a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
●
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your securities as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your securities and you are:

●
a citizen or resident of the United States;
●
a domestic corporation;
●
an estate whose income is subject to U.S. federal income tax regardless of its source; or
●
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. By purchasing the securities you agree— in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income-bearing pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.

Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding any amounts attributable to accrued and unpaid coupon payments, which will be taxable as described above) and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.

It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your securities by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.

It is also possible that the Internal Revenue Service could seek to characterize your securities as notional principal contracts. It is also possible that the coupon payments would not be treated as either ordinary income or interest for U.S. federal income tax purposes, but instead would be treated in some other manner.

You should consult your tax advisor as to possible alternative characterizations of your securities for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of instruments such as the offered securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

Backup Withholding and Information Reporting

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus. Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:

●
a nonresident alien individual;
●
a foreign corporation; or
●
an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.

Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-United States holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-United States holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we, or the applicable withholding agent, will not make payments of any additional amounts. Prospective non-United States holders of the securities should consult their tax advisor in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities at maturity or upon acceleration should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any coupon payments and any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the stocks included in the underliers during the term of the securities. We

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to any coupon payment or the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2025, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Under current law, while the matter is not entirely clear, individual non-United States holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Supplemental Plan of Distribution; Conflicts of Interest

See “Supplemental Plan of Distribution” on page S-41 of the accompanying product supplement and “Plan of Distribution - Conflicts of Interest” on page 127 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original offering price set forth on the cover page of this pricing supplement. Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. WFS will receive the underwriting discount of 2.325% of the aggregate face amount of the securities sold ($23.25 per $1,000 face amount of securities). The agent may resell the securities to Wells Fargo Advisors (“WFA”) at the original offering price of the securities less a concession of 1.75% of the aggregate face amount of the securities ($17.50 per $1,000 face amount of securities). In addition to the selling concession received by WFA, WFS advises that WFA will also receive out of the underwriting discount a distribution expense fee of 0.075% for each $1,000 face amount of a security WFA sells ($0.75 per $1,000 face amount of securities). In addition, in respect of certain securities sold in this offering, GS&Co. may pay a fee of up to 0.15% of the aggregate face amount of the securities sold (up to $1.50 per $1,000 face amount of securities) to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. Please note that the information about the original issue date and original offering price set forth on the cover of this pricing supplement relate only to the initial distribution.

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee to SIMON Markets LLC, a broker-dealer in which an affiliate of GS Finance Corp. holds an indirect minority equity interest, for services it is providing in connection with this offering.

For information related to hedging activities, see “Additional Risk Factors Specific To Your Securities —Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Securities and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Securities.” on page S-10 of the accompanying product supplement.

We have been advised by GS&Co. and WFS that they intend to make a market in the securities. However, none of GS&Co., WFS nor any of their respective affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Dow Jones Industrial Average® and the Nasdaq-100 Index® due August 27, 2026

Validity of the Securities and Guarantee

In the opinion of Sidley Austin LLP, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 18, 2023, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 18, 2023.